Exhibit 99.1

China Education Alliance Exclusively Designated to Develop “China Future-Youth Elite Project”

Press Release Source: China Education Alliance, Inc. On Wednesday March 9, 2011, 7:00 am EST

HARBIN, China, March 9, 2011 /PRNewswire-Asia/ — China Education Alliance, Inc. ("China Education Alliance" or the "Company") (NYSE:CEU - News), a China-based education resource and services company, today announced that the Company has been exclusively designated by both the "China Youth Talent Training Center" and "Occupation Authority of Vocational Education of China" to develop a nationwide "China Future-Youth Elite Project."

"China Youth Talent Training Center" is a national training organization established to cultivate youth. The "Occupation Authority of Vocational Education of China" is a leading institution with authority in vocational education in China.

Xigun Yu, Chairman and CEO of China Education Alliance said, "It is our honor and privilege to be selected to cooperate and represent 'China Youth Talent Training Center' and 'Occupation Authority of Vocational Education of China' to take on this significant project to raise elite youths for our nation. With the recognition and cooperation with these two organizations, we believe the Company has been correctly adhering to its strategy to promote vocational education. At the same time, it further proves that the Company has excellent teaching capacity and quality management. We also believe this project will increase our brand value, giving us opportunities to work with educational centers in the numerous provinces throughout China in the future."

"China Future -Youth Elite Project" is a prestigious talent training program to cultivate promising youths in the development of social responsibility and leadership. Only 30 elite youths in each province will have the opportunity to participate in the program. All teachers are top domestic education experts and the courses cover a wide range of subjects, including economics, culture and others. It is a three year program which will produce 1,000 graduates each year. The tuition will be 98,000 Yuan per student.

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations of signing new customers and contracts, developing new products, projected revenues and earnings, and the success of new products. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which are relevant as of the date of the given press release and should not be relied upon as of any subsequent date. China Education Alliance undertakes no obligation to update the forward-looking information contained in this press release.

For more information, please contact:

China Education Alliance, Inc.
Alice Lee Rogers, CFO
Tel: +1-626-379-5956
Email: alice@edu-chn.com

Christensen
Jenny Wu
Telephone: +86 138 1041 7714
Email: jwu@christensenIR.com